UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
PYRAMID BREWERIES INC.
(Exact name of registrant as specified in its charter)
Washington
(State or other jurisdiction of incorporation)

000-27116	91-1258355

(Commission File Number)	IRS Employer Identification No.
91 South Royal Brougham Way
Seattle, WA 98134
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (206) 682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8. 01 Other Events
On August 4, 2008, Pyramid Breweries Inc. (“Pyramid”), together with PMID Merger Sub, Inc., a wholly owned subsidiary of Independent Brewers United, Inc., the parent of Magic Hat Brewing Company & Performing Arts Center, Inc., announced the completion of its tender offer for all of the outstanding common stock of Pyramid for $2.75 per share in cash.
Effective at midnight August 1, 2008, the tender offer closed, at which time a total of 7,778,370 shares of Pyramid common stock (excluding shares tendered under guaranteed delivery procedures) had been validly tendered and not withdrawn, representing 84.9% of the outstanding shares of Pyramid common stock. All shares that were validly tendered and not withdrawn have been accepted for purchase in accordance with the terms of the tender offer.
Independent Brewers United intends to acquire the remaining Pyramid shares by means of a merger at the same price per share paid in the tender offer, following which Pyramid will become a wholly owned subsidiary of Independent Brewers United.
A copy of the joint press release is attached as an exhibit to this Report, and is incorporated in its entirety by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

99.1	Joint Press Release dated August 4, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 4, 2008

PYRAMID BREWERIES INC.
By:	/s/ Michael R. O’Brien
Michael R. O’Brien
Chief Financial Officer

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